ARROW ELECTRONICS, INC.
                           			    SUBSIDIARY LISTING
                           			      as of 12/31/97



1.   Arrow Electronics, Inc. a New York corporation
2.   Arrow Electronics International, Inc., a Virgin Islands corporation
3.   Arrow Electronics Canada Ltd., a Canadian corporation
4.   Schweber Electronics Corporation, a New York corporation
5.   10556 Newfoundland Limited, a Newfoundland company
6.   Schuylkill Metals of Plant City, Inc., a Delaware corporation
7.   Arrow Electronics International, Inc., a Delaware corporation
8.   Arrow Electronics (UK) Inc., a Delaware corporation and subsidiaries:
  	  A.  Arrow Electronics (Sweden) Partnership, a Swedish partnership
    	B.  Arrow Electronics (UK) Limited Partnership, a British limited
         		partnership and subsidiary:
     	   1.  Arrow Electronics Luxembourg S.a.r.l., a Luxembourg
	            		company
9.   Arrow Altech Holdings (PTY) Ltd., a South African company and
      	subsidiary:
    	A.  Arrow Altech Distribution (PTY) Ltd., a South African
		         company
10.  Arrow Electronics South Africa LLP, a South African limited
      	partnership
11.  Hi-Tech Ad, Inc., a New York corporation
12.  Gates/Arrow Distributing, Inc., a Delaware corporation
13.  Consan Incorporated., a Minnesota corporation (75% owned)
14.  SN Holding, Inc. a Delaware corporation and subsidiary:
   	 A.  Support Net, Inc., an Indiana corporation (50% owned)
15.  Arrow Electronics Distribution Group - Europe B.V., a Dutch company, and subsidiaries which include:
   	 A.  Arrow Electronics (UK) Limited, a British company, and
	         	subsidiaries:
	  	     1.   RR Electronics Limited, a British company
       		2.   Axiom Electronics Ltd., a British company
    	   	3.   Jermyn Holdings Limited, a British company &
		             	subsidiaries
       		4.   Techdis Limited, a British company, and subsidiary:
			           a.  Microprocessor & Memory Distribution
				                Ltd., a British company
    	B.  EDI Electronics Distribution International (France) S.A.,
	             	a French company and subsidiaries:
        	1.  Arrow Electronique S.A., a French company, and
		            	subsidiaries:
  			         a.  CCI Electronique S.A., a French company
   			        b.  Arrow Computer Products S.N.C. (f/k/a
				                Megachip S.A., a French company and
           				     subsidiaries which include:
     			  		      i.      Multichip Gmbh, a German company.
            				 ii.      Multchip UK, a British company
     	C.  Arrow Electronics GmbH, a German company (which owns 80%
	          	interest of Spoerle Electronic Handelsgesellschaft mbH, a
	          	German company, and subsidiaries:
     		    1.  HED Heinrich Electronics Distribution GmbH & Co.
              			Handelsgesellschaft, a German company
     		    2.  Farnell Electronic Services GmbH, a German company
     	 D.  ATD Electronica S.A., a Spanish company
     	 E.  Amitron-Arrow S.A., a Spanish company
     	 F.  Silverstar Ltd. S.p.A. (98% owned) & subsidiaries
     	 G.  Arrow Components Sweden AB, a Swedish Company and
           		subsidiaries which include:
     		    1.  Arrow Nordic Components AB, a Swedish company
     		    2.  Arrow Norway A/S, a Norwegian company
     		    3.  Microtronica A/S, a Norwegian company
     		    4.  Microtronica AB, a Swedish company
     	 H.  Arrow Denmark A/S, a Danish company
     	 I.  Arrow Finland Oy, a Finnish company and subsidiary:
     		    1.  Microtronica Oy, a Finnish company
16.  Arrow Electronics (UK) Limited Partnership, a British limited
	      partnership and subsidiary:
    	A.  Electronic Services Distribution Limited, a British company
17.  Arrow Electronics Italy S.a.r.l., an Italian company and subsidiary:
     A. Intesi S.p.A., an Italian company
18.  Arrow  Electronics, Australia Pty Ltd., an Australian company and
      	subsidiaries:
    	A.  Veltek Australia Pty Ltd. (75% owned), an Australian company
    	B.  Zatek Australia Pty Ltd. (75% owned), an Australian company
19. 	Arrow Electronics Asia Pacific, Inc., a Delaware corporation
20.  Components Agent Limited, a British Virgin Islands company
      	(90% owned) and subsidiaries which include:
    	A.  Components Agent Limited, a Hong Kong company
     B.  Arrow Electronics China Limited, a Hong Kong company
     C.  Arrow Korea (HK) Limited, a Hong Kong company
     		  1.  Arrow Electronics Korea Limited, a South Korean	company
     D.  Components Assembly & Sales Pte Ltd, a Singaporen company
	         	and subsidiary:
	     	  1.  Casl. (M) Sdn. Berhad, a Malaysian company
     E.  Salson Holdings Limited, a British Virgin Islands company,
	         	and subsidiary:
     		  1.  Intex-semi Limited, a Hong Kong company
     F.  Arrow Electronics (Indonesia) Pte Limited, an Indonesian
	         	company
    	G.  Arrow Electronics (India) Limited, a Hong Kong company
    	H.  Microtronica (HK) Limited, a Hong Kong company
    	I.  Microtronica (S) Pte. Limited, a Singaporean company
    	J.  Microtronica (M) Sdn. Bhd., a Malayasian company
     K.  Arrow Asia Pac Ltd., a Hong Kong company
    	L.  Kingsview Limited, a British Virgin Islands company
    	M.  Hotung Limited, a British Virgin Islands company
21.  Texny (Holdings) Limited, a British Virgin Islands company
      	and subsidiaries:
     	A.  Texny (H.K.) Limited, a Hong Kong company, and subsidiary:
22.   Strong Electronics Co., Ltd., a Taiwanese Joint Venture (45% owned)
       	and subsidiaries
23.   Arrow/Ally, Inc. a Taiwanese company (75% owned) and subsidiary:
     	A.  Creative Model Limited, a Hong Kong company
24.   Arrow Components (NZ) Limited, a New Zealand company (75% owned)